Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the inclusion of our report dated October 29, 2001, except for the last six paragraphs of Note 11, as to which the date is December 14, 2001, and the last paragraph of Note 12, as to which the date is December 7, 2001, with respect to the consolidated financial statements of IKOS Systems, Inc. in this Current Report on Form 8K/A of Mentor Graphics Corporation filed with the Securities and Exchange Commission on May 29, 2002.

We also consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883 and 333-11601) and in the Registration Statements (Forms S-8 No. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236, 333-53238 and 333-87364) of Mentor Graphics Corporation of our report dated October 29, 2001, except for the last six paragraphs of Note 11, as to which the date is December 14, 2001, and the last paragraph of Note 12, as to which the date is December 7, 2001, with respect to the consolidated financial statements of IKOS Systems Inc. included in this Current Report on Form 8-K/A of Mentor Graphics Corporation filed with the Securities and Exchange Commission on May 29, 2002.

/S/ ERNST & YOUNG LLP

San Jose, California
May 24, 2002